EXHIBIT 16



                                                          August 14, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:  Winco Petroleum Corporation

We have read the statements we understand Winco Petroleum Corporation will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                                   Very truly yours,

                                   /s/ Allen Gibbs & Houlik, L.C.

                                   ALLEN, GIBBS & HOULIK, L.C.